Exhibit 99.1

UnAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Pineapple Energy Inc. (the “Company”, “Pineapple”, or “PEGY”), after giving pro forma effect to:

(i)	the acquisition of SUNation Solar Systems, Inc. and five of its affiliated entities: SUNation Commercial, Inc., SUNation Service, Inc., SUNation Electric, Inc., SUNation Energy, LLC, and SUNation Roofing, LLC (collectively, “SUNation”), by the Company (the “SUNation Acquisition”), which closed on November 9, 2022;

(ii)	the following transactions, which closed on March 28, 2022:

a.	the acquisition of substantially all of the assets and the assumption of certain liabilities of Hawaii Energy Connection, LLC (“HEC”) and E-Gear, LLC (“E-Gear”) by Pineapple Energy, LLC (the “HEC Asset Acquisition”); and

b.	the “Pineapple Merger Transaction” in accordance with the Agreement and Plan of Merger dated March 1, 2021 by and among Pineapple Energy LLC (“Pineapple LLC”), Communications Systems, Inc. (“CSI”), Helios Merger Co. (“Merger Sub”), Lake Street Solar LLC, and Randall D. Sampson, as amended by an Amendment No. 1 to Merger Agreement dated December 16, 2021 (the “Merger Agreement”).

Following the closing of the Pineapple Merger Transaction, CSI changed its name from Communications Systems, Inc. to Pineapple Holdings, Inc. and commenced doing business using the “Pineapple” name, and subsequently, on April 13, 2022, changed its name to Pineapple Energy Inc.

The following unaudited pro forma condensed combined financial information included herein presents the combination of the historical consolidated financial statements of the Company, SUNation, Pineapple LLC, HEC and E-Gear adjusted to give effect to the SUNation Acquisition, the Pineapple Merger Transaction, and the HEC Asset Acquisition. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and for the nine months ended September 30, 2022 combines the historical statements of operations of the Company, SUNation, Pineapple LLC, HEC and E-Gear for such periods on a pro forma basis as if the SUNation Acquisition, the Pineapple Merger Transaction, and the HEC Asset Acquisition, had been consummated at the beginning of the earliest period presented, January 1, 2021. The unaudited pro forma condensed combined financial statements are presented on the basis of the Company’s fiscal year and combine the historical results of the fiscal periods of the Company, SUNation, Pineapple LLC, HEC, and E-Gear.

The unaudited pro forma condensed combined financial statements have been derived from:

●	the historical unaudited consolidated financial statements of the Company as of and for the nine months ended September 30, 2022 and the related notes, which were filed in the Company’s Form 10-Q on November 14, 2022; these financial statements contain the impacts of preliminary purchase accounting adjustments reflecting the Pineapple Merger Transaction and the HEC Asset Acquisition, and the related initial closing balance sheet as of March 28, 2022;

●	the historical audited financial statements of SUNation as of and for the year ended December 31, 2021 and the related notes;

●	the historical unaudited financial statements of SUNation as of and for the nine months ended September 30, 2022;

●	the historical audited financial statements of Pineapple LLC as of and for the year ended December 31, 2021 and the related notes;

●	the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2021 and the related notes;

●	the historical unaudited consolidated financial statements of CSI for the period from January 1, 2022 through March 27, 2022;

●	the historical audited combined financial statements of HEC and E-Gear as of and for the year ended December 31, 2021 and the related notes; and

●	the historical unaudited combined financial statements of HEC and E-Gear for the period from January 1, 2022 through March 27, 2022.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company included in its Forms 10-K and Forms 10-Q, the audited and unaudited financial statements of SUNation included in the Company’s Form 8-K/A filed on December 14, 2022, and the audited financial statements of Pineapple LLC, HEC and E-Gear included in the Company’s Form 8-K/A filed on May 19, 2022. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read with the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2022

	Pineapple Historical	SUNation Historical	Pro Forma Adjustments			Combined Entity Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$5,658,354	$2,060,178	$(2,390,000)	4	A	$4,971,519
			(357,013)	4	I
Restricted cash	1,923,716	-	-			1,923,716
Investments	2,654,383	-	-			2,654,383
Trade accounts receivable, net	3,938,002	4,140,633	-			8,078,635
Inventories	1,793,093	4,471,975	-			6,265,068
Prepaid income taxes	14,671	-	-			14,671
Other current assets	1,223,013	4,584,920	-			5,807,933
Total Current Assets	17,205,232	15,257,706	(2,747,013)			29,715,925
Property and equipment, net	341,518	983,903				1,325,421
Investments - non-current	250,000	-				250,000
Goodwill	16,566,853	-	11,645,296	4	H	28,212,149
Operating lease right of use asset	63,684	2,895,796				2,959,480
Intangible assets, net	16,777,225	-	5,800,000	4	F	22,577,225
Other assets, net	44,843	72,562	-			117,405
TOTAL ASSETS	$51,249,355	$19,209,967	$14,698,283			$85,157,605
Current liabilities
Accounts payable	$2,404,964	$4,947,547	$-			$7,352,511
Accrued compensation and benefits	458,177	1,022,282	-			1,480,459
Operating lease liability	53,879	126,928	-			180,807
Other current liabilities	96,631	1,558,686	949,000			2,604,317
Customer deposits	4,992,632	1,460,048	-			6,452,680
Deferred revenue	663,480	3,618,524				4,282,004
Current portion of loans payable	-	463,257	5,000,000	4	D	5,353,025
			(110,232)	4	I
Total Current Liabilities	8,669,763	13,197,272	5,838,768			27,705,803
Contingent consideration	-	-	1,975,000	4	B	1,975,000
Loans payable	1,257,038	2,299,149	4,831,000	4	E	8,140,406
			(246,781)	4	I
Operating lease liability - non-current	16,632	2,892,842	-			2,909,474
Deferred revenue - non-current	327,189	-	-			327,189
Contingent value rights	10,743,224	-	-			10,743,224
TOTAL LIABILITIES	21,013,846	18,389,263	12,397,987			50,852,096
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Convertible Preferred stock, $1.00 par value	32,000	-	-			32,000
Common stock, $0.05 par value	371,779	-	74,000	4	C	371,853
Additional paid-in capital	41,562,362	-	3,996,000	4	C	45,632,288
Members’ equity	-	820,704	(820,704)	4	G	-
Accumulated deficit	(11,697,872)	-	(949,000)	4	J	(12,646,872)
Accum. other comprehensive income (loss)	(32,760)	-	-			(32,760)
TOTAL STOCKHOLDERS’ EQUITY	30,235,509	820,704	2,300,296			33,356,509
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,249,355	$19,209,967	$14,698,283			$85,157,605

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

	Pineapple Adjusted	SUNation Historical	Pro Forma Adjustments			Combined Entity Pro Forma
Sales	$26,348,956	$36,404,196	$-			$62,753,152
Cost of sales	18,427,831	24,896,859	(2,150,345)	5	AA	41,174,345
Gross profit	$7,921,125	$11,507,337	$2,150,345			$21,578,807
Operating expenses:
Selling, general and administrative expenses	12,382,310	11,042,166	2,150,345	5	AA	25,714,300
			139,479	4	AB
Amortization expense	4,102,109	-	1,162,500	4	AA	5,264,609
Transaction costs	4,757,837	-	-			4,757,837
Impairment loss	206,261	-	-			206,261
Restructuring expense	467,827	-	-			467,827
Total operating expenses	21,916,344	11,042,166	3,452,324			36,410,834
Operating (loss) income	$(13,995,219)	$465,171	$(1,301,979)			$(14,832,027)
Other income (expenses):
Investment and other income	18,712	46	-			18,758
Gain on sale of assets	7,075	45,604	-			52,679
Paycheck Protection Program loan forgiveness	-	2,007,796	-			2,007,796
Interest and other (expense) income	(1,366,230)	(114,090)	(884,000)	4	AD	(2,364,320)
Other (expense) income, net	(1,340,443)	1,939,356	(884,000)			(285,087)
Operating (loss) income before income taxes	(15,335,662)	2,404,527	(2,185,979)			(15,117,114)
Income tax expense	24,575	9,371	-			33,946
Net (loss) income	$(15,360,237)	$2,395,156	$(2,185,979)			$(15,151,060)

Basic net loss per share	$(2.07)					$(1.70)
Diluted net loss per share	$(2.07)					$(1.70)

Weighted Average Basic Shares Outstanding	7,435,586					8,915,586
Weighted Average Dilutive Shares Outstanding	7,435,586					8,915,586

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

	Pineapple Historical	SUNation Historical	Pro Forma Adjustments			Combined Entity Pro Forma
Sales	$13,918,498	$36,629,287	$-			$50,547,785
Cost of sales	10,533,362	23,779,578	-			34,312,940
Gross profit	$3,385,136	$12,849,709	$-			$16,234,845
Operating expenses:
Selling, general and administrative expenses	6,653,796	12,008,619	(113,956)	5	AB	18,653,069
			104,610	4	AB
Amortization expense	2,410,045	-	496,875	4	AA	2,906,920
Transaction costs	1,447,284	-	949,000	4	AC	2,510,240
			113,956	5	AB
Total operating expenses	10,511,125	12,008,619	1,550,485			24,070,229
Operating (loss) income	$(7,125,989)	$841,090	$(1,550,485)			$(7,835,384)
Other income (expenses):
Investment and other income	106,974	37,823	-			144,797
Gain on sale of assets	1,229,133	-	-			1,229,133
Fair value remeasurement of earnout consideration	4,684,000	-	-			4,684,000
Fair value remeasurement of contingent value rights	(1,214,560)	-	-			(1,214,560)
Employee retention credit	-	1,904,981	-			1,904,981
Interest and other expense	(640,536)	(79,010)	(464,000)	4	AD	(1,183,546)
Other income, net	4,165,011	1,863,794	(464,000)			5,564,805
Operating loss before income taxes	(2,960,978)	2,704,884	(2,014,485)			(2,270,579)
Income tax expense	-	209,635	-			209,635
Net (loss) income	$(2,960,978)	$2,495,249	$(2,014,485)			$(2,480,214)

Basic net loss per share	$(0.49)					$(0.28)
Diluted net loss per share	$(0.49)					$(0.28)

Weighted Average Basic Shares Outstanding	6,049,611					8,915,586
Weighted Average Dilutive Shares Outstanding	6,049,611					8,915,586

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of the Transactions

SUNation Acquisition

On November 9, 2022, the Company entered into a Transaction Agreement (the “Transaction Agreement”) with Solar Merger Sub, LLC, a New York limited liability company and wholly owned subsidiary of the Company (“Solar Merger Sub”), Scott Maskin, James Brennan, Scott Sousa and Brian Karp (collectively, the “Sellers”), and Scott Maskin as representative of each seller, pursuant to which the Company directly or indirectly acquired all of the issued and outstanding equity of SUNation Solar Systems, Inc. and five of its affiliated entities: SUNation Commercial, Inc., SUNation Service, Inc., SUNation Electric, Inc., SUNation Energy, LLC, and SUNation Roofing, LLC (collectively, “SUNation”). Each of SUNation Service, Inc. and SUNation Electric, Inc. were acquired through a merger with and into Solar Merger Sub, with Solar Merger Sub surviving each merger, pursuant to a Plan of Merger, dated as of November 9, 2022 (the “Plan of Merger”). The mergers closed contemporaneously with signing the Transaction Agreement. This acquisition was a further expansion in the residential and commercial solar markets and fits into the Company’s overall acquisition growth plan as it looks to expand further through the acquisition of regional residential solar companies and energy technology solution providers.

The Company acquired the equity of SUNation from Sellers for an aggregate purchase price of approximately $21.9 million, comprised of (a) $2.39 million in cash consideration paid at closing, (b) the issuance at closing of a $5.0 million Short-Term Limited Recourse Secured Promissory Note (the “Short-Term Note”), (c) the issuance at closing of a $5,486,000 Long-Term Promissory Note (the “Long-Term Note”), (d) the issuance at closing of an aggregate of 1,480,000 shares (the “Shares”) of Company common stock pursuant to the Plan of Merger, and (e) potential earn-out payments of up to $2.5 million for each of fiscal years 2023 and 2024, based on the percentage of year-over-year EBITDA growth of the SUNation, as set forth in the Transaction Agreement (the “Earnout”).

The Short-Term Note is secured as described below and matures on August 9, 2023. It carries an annual interest rate of 4% until the three-month anniversary of issuance, 8% thereafter until the six-month anniversary of issuance, then 12% thereafter until the Short-Term Note is paid in full. The Long-Term Note is unsecured and matures on November 9, 2025. It carries an annual interest rate of 4% until the first anniversary of issuance, then 8% thereafter until the Long-Term Note is paid in full. The Company will be required to make a principal payment of $2.5 million on the second anniversary of the Long-Term Note. Both the Short-Term Note and Long-Term Note may be prepaid at the Company’s option at any time without penalty.

Pursuant to a Limited Pledge and Security Agreement among the Company and Sellers, dated November 9, 2022 (the “Pledge Agreement”), the Short-Term Note is secured by a pledge by the Company and Merger Sub of the equity of SUNation purchased under the Transaction Agreement. While the Short-Term Note remains outstanding, the Company also agrees to certain negative covenants with respect to the operation of SUNation, including limits on distributions, the incurrence of indebtedness, imposition of liens, and sales of assets outside the ordinary course of business. If Sellers exercise their remedies under the Pledge Agreement (due to an event of default by the Company under the Short-Term Note or the Pledge Agreement), Sellers would be able recover the pledged equity of the Acquired Companies and the Company’s remaining obligations under the Short-Term Note and the Long-Term Note would be cancelled in their entirety and would be of no further force and effect. The Company’s obligations to make any Earnout payment under the Transaction Agreement would also be terminated. The Pledge Agreement will automatically terminate upon the payment of all amounts due under the Short-Term Note.

Pineapple Merger Transaction

On March 1, 2021, CSI, Merger Sub, and Pineapple LLC, entered into a Merger Agreement that was amended on December 16, 2021, pursuant to which Merger Sub merged with and into Pineapple LLC, with Pineapple LLC surviving the merger as a wholly-owned subsidiary of CSI upon closing of the merger on March 28, 2022. Unless otherwise stated, references to the “Merger Agreement” mean the Merger Agreement as amended. As consideration for the Pineapple Merger Transaction, the Company issued shares of its common stock to the members of Pineapple LLC and the members of Pineapple LLC became the majority owners of the Company’s outstanding common stock upon the closing of the merger.

Pursuant to the Merger Agreement, the outstanding Pineapple LLC units held by members of Pineapple LLC as of and immediately prior to the effective time were automatically cancelled and represented only the right to receive shares of the Company’s common stock. As consideration for the merger, the Company issued an aggregate of 5,006,245 shares of its common stock to the former unit holders of Pineapple LLC.

HEC Asset Acquisition

On March 1, 2021, Pineapple LLC entered into the Asset Purchase Agreement dated March 1, 2021, which was amended on December 16, 2021 (the “HEC Asset Acquisition Agreement”). Unless otherwise stated, references to the HEC Acquisition Agreement means the asset purchase agreement as amended. Pursuant to the HEC Acquisition Agreement, and subject to the terms and conditions contained therein, immediately prior to the closing of the Pineapple Merger Transaction, Pineapple LLC completed its acquisition of substantially all of the assets and assumption of certain liabilities of HEC and E-Gear pursuant to the HEC Asset Acquisition Agreement. At the closing of the HEC Acquisition Agreement, the sellers were paid approximately $12.3 million. Additionally, Pineapple LLC issued an aggregate 6,250,000 Class B Units of Pineapple LLC at closing to certain Pineapple LLC unit holders, which were subsequently converted into 1,562,498 shares of the Company’s common stock pursuant to the terms and conditions of the Merger Agreement as described above.

2.	Basis of Presentation

The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the Company’s consolidated results of operations actually would have been if the SUNation Acquisition, Pineapple Merger Transaction, or HEC Asset Acquisition had been completed as of the dates indicated or will be for any future periods.

The SUNation Acquisition, Pineapple Merger Transaction and HEC Asset Acquisition were treated as business combinations and accounted for using the acquisition method of accounting, with goodwill and other intangible assets recorded, in accordance with ASC 805, Business Combinations, under U.S. GAAP. Accordingly, for accounting purposes, the net assets of Pineapple LLC are stated at historical cost, with the acquired assets and assumed liabilities of CSI, HEC, E-Gear, and SUNation stated at fair value in accordance with the fair value concepts under ASC 820, Fair Value Measurement.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the SUNation Acquisition, the Pineapple Merger Transaction, and the HEC Asset Acquisition as if they had been consummated on September 30, 2022. The unaudited pro forma condensed statement of operations for the year ended December 31, 2021 and for the nine months ended September 30, 2022 give pro forma effect to the SUNation Acquisition, Pineapple Merger Transaction, and HEC Asset Acquisition as if they had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

●	The Company’s unaudited consolidated balance sheet as of September 30, 2022 and the related notes; and

●	SUNation’s unaudited carve-out balance sheet as of September 30, 2022 and the related notes.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 have been prepared using, and should be read in conjunction with, the following:

●	CSI’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes and unaudited consolidated statement of operations for the period from January 1, 2022 through March 27, 2022;

●	SUNation’s audited carve-out statements of operations for the year ended December 31, 2021 and the related notes and the unaudited carve-out statement of operations for the nine months ended September 30, 2022;

●	Pineapple LLC’s audited statement of operations for the year ended December 31, 2021 and the related notes and the unaudited statement of operations for the nine months ended September 30, 2022 and the related notes; and

●	HEC and E-Gear’s audited combined statement of operations for the year ended December 31, 2021 and the related notes and the unaudited combined statement of operations for the period from January 1, 2022 through March 27, 2022.

As of the date of this filing, the Company has not finalized the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets acquired, or liabilities assumed and the related allocations of purchase price for the Pineapple Merger Transaction, HEC Asset Acquisition, or SUNation Acquisition. Thus, the allocation of the purchase consideration for these transactions depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The Company estimated the fair value of these assets and liabilities based on certain internal projected financial information, preliminary valuation studies, and information presented to our management. A final determination of fair values of assets acquired and liabilities assumed relating to the these transactions could differ materially from the preliminary allocation of purchase consideration. This final valuation will be based on the actual net tangible and intangible assets existing at the closing date of the these transactions. The final valuations may materially change the allocation of purchase consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by the Company, or any dispositions that are significant, because no other significant transactions were identified.

The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the SUNation Acquisition, Pineapple Merger Transaction and HEC Asset Acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the transactions, the costs to integrate the operations or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined financial statements of operations are based on the weighted average number of the Company’s shares outstanding, assuming the SUNation Acquisition, Pineapple Merger Transaction, and HEC Asset Acquisition occurred at the beginning of the earliest period presented.

3.	Pineapple Merger Transaction and HEC Asset Acquisition

The Pineapple Merger Transaction and HEC Asset Acquisition were completed on March 28, 2022. The financial information herein was derived from CSI’s audited consolidated statement of operations for the year ended December 31, 2021, Pineapple LLC’s audited statement of operations for the year ended December 31, 2021, and HEC and E-Gear’s audited combined statement of operations for the year ended December 31, 2021.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2021
	Pineapple LLC Historical	CSI Historical	HEC and E-Gear Historical	CSI ASC 805 Pro Forma Adjustments			HEC and E-Gear ASC 805 Pro Forma Adjustments			Pineapple Adjusted
Sales	$38,162	$7,010,060	$19,300,734	$-			$-			$26,348,956
Cost of sales	-	4,576,256	13,851,575	-			-			18,427,831
Gross profit	$38,162	$2,433,804	$5,449,159	$-			$-			$7,921,125
Operating expenses:
Selling, general and administrative expenses	1,060,522	7,127,370	4,194,418	-			-			12,382,310
Amortization expense	1,429,295	456,766	-	205,167	3	A	2,010,881	3	B	4,102,109
Transaction costs	2,410,634	2,347,203	-	-			-			4,757,837
Impairment loss	-	206,261	-	-			-			206,261
Restructuring expense	-	467,827	-	-			-			467,827
Total operating expenses	4,900,451	10,605,427	4,194,418	205,167			2,010,881			21,916,344
Operating (loss) income	$(4,862,289)	$(8,171,623)	$1,254,741	$(205,167)			$(2,010,881)			$(13,995,219)
Other income (expenses):
Investment and other income	-	18,712	-	-			-			18,712
Gain on sale of assets	-	7,075	-	-			-			7,075
Interest and other (expense) income	(1,373,261)	(8,023)	15,054	-			-			(1,366,230)
Other (expense) income, net	(1,373,261)	17,764	15,054	-			-			(1,340,443)
Operating (loss) income before income taxes	(6,235,550)	(8,153,859)	1,269,795	(205,167)			(2,010,881)			(15,335,662)
Income tax expense	-	24,575	-	-			-			24,575
Net (loss) income	$(6,235,550)	$(8,178,434)	$1,269,795	$(205,167)			$(2,010,881)			$(15,360,237)

Basic net loss per share	$(2.03)									$(2.07)
Diluted net loss per share	$(2.03)									$(2.07)

Weighted Average Basic Shares Outstanding	3,074,998									7,435,586
Weighted Average Dilutive Shares Outstanding	3,074,998									7,435,586

The adjustments included in the unaudited pro forma condensed combined statement of operations as of December 31, 2021 above are as follows:

3A. Reflects the $205,167 net increase in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the Pineapple Merger Transaction for the year ended December 31, 2021.

3B. Reflects the $2,010,881 net increase in the intangible assets amortization expense resulting from the fair value adjustments recognized as part of the HEC Asset Acquisition in the year ended December 31, 2021.

4.	Pro Forma Adjustments

Purchase Consideration

The estimated consideration for the SUNation Acquisition is as follows:

SUNation Estimated Consideration
Cash consideration (1)	$2,390,000
Contingent consideration (2)	1,975,000
Equity consideration (3)	4,070,000
Short-term promissory note (4)	5,000,000
Long-term promissory note (5)	4,831,000
Total estimated consideration	$18,266,000

(1)	Represents the cash consideration paid at close.

(2)	Represents the estimated fair value of the cash earnout consideration payable based on potential earn-out payments of up to $2.5 million for each of fiscal years 2023 and 2024, based on the percentage of year-over-year EBITDA growth.

(3)	Represents the fair value of the issuance of 1,480,000 shares of Company common stock at a fair value of $2.75 per share on November 9, 2022.

(4)	Represents the estimated fair value of the Short-Term Note, which has a preliminary value of 100% of the principal balance.

(5)	Represents the estimated fair value of the Long-Term Note, which has a preliminary value of 88.1% of the principal balance.

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 for the purchase price consideration are as follows:

4A.     Reflects the payment of $2.39 million in cash consideration at closing.

4B.     Reflects the $1.975 million in contingent consideration related to the potential payments based on year-over-year EBITDA growth

4C.     Reflects the fair value of the issuance of 1,480,000 shares of Company Common Stock at a fair value of $2.75 per share on November 9, 2022, with a par value of $0.05 per share.

4D.     Reflects the preliminary fair value of the Short-Term Note as part of the purchase consideration.

4E.     Reflects the preliminary fair value of the Long-Term Note as part of the purchase consideration.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of SUNation are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effects of the SUNation Acquisition.

For assets acquired and liabilities assumed, other than the identified intangible assets, the carrying values were assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period subsequent to the closing of the transactions as required by ASC 805. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated consideration for the SUNation Acquisition to the identifiable tangible and intangible assets acquired and liabilities assumed based on SUNation’s September 30, 2022 balance sheet, with the excess recorded as goodwill:

SUNation Estimated Goodwill
Cash and cash equivalents	$2,060,178
Trade accounts receivable, net	4,140,633
Inventories	4,471,975
Other current assets	4,584,920
Property and equipment, net	983,903
Operating lease right of use asset	2,895,796
Intangible assets, net	5,800,000
Other assets, net	72,562
Total Assets	$25,009,967
Accounts payable	$(4,947,547)
Accrued compensation and benefits	(1,022,282)
Operating lease liability	(126,928)
Other current liabilities	(1,558,686)
Customer deposits	(1,460,048)
Deferred revenue	(3,618,524)
Current portion of loans payable	(463,257)
Loans payable	(2,299,149)
Operating lease liability - non-current	(2,892,842)
Total Liabilities	$(18,389,263)
Net assets acquired (a)	$6,620,704
Estimated purchase consideration (b)	18,266,000
Estimated Goodwill (b) - (a)	$11,645,296

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain impairment indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

The table below indicates the estimated fair value of each of the identifiable intangible assets associated with the SUNation Acquisition:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)

SUNation trade name	$5,300,000	8 years
Backlog	500,000	1 years
Total	$5,800,000

The preliminary fair values reflected above were determined in accordance with ASC 820, Fair Value Measurement. The SUNation trade name amount was determined using an income approach under an estimate developed from the relief-from-royalty method and the projected cash savings over an estimated period of time that would otherwise be required to license this asset. The backlog amount was determined using an income approach under a multi-period excess earnings approach whereby cash flows in excess of those needed to operate contributory assets over a period of time are otherwise attributed to the fair value of the asset. Excess purchase price was allocated to goodwill.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 for the purchase price allocation are as follows:

4F.     Reflects the $5.8 million increase in intangible assets due to fair value adjustments recognized as part of the SUNation Acquisition.

4G.     Reflects elimination of SUNation historical equity balances.

4H.     Reflects the capitalization of the preliminary goodwill for the estimated merger consideration in excess of the fair value of the net assets acquired in connection with the SUNation Acquisition.

4I.     Reflects the settlement of certain debt that was paid off at closing and was not assumed by Pineapple in the transaction.

4J.     Reflects Pineapple’s and SUNation’s estimated additional transaction costs associated with the SUNation Acquisition, which include, among others, fees paid to financial, legal and accounting advisors and filing fees.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and for the nine months ended September 30, 2022 as a result of the purchase price allocation and other transaction adjustments are as follows:

4AA.     Reflects the $1,162,500 and $496,875 increase in intangible assets amortization expense resulting from the fair value adjustments recognized as part of the SUNation Acquisition in the year ended December 31, 2021 and for the nine-months ended September 30, 2022, respectively.

4AB.     Reflects the estimated stock compensation expense incurred related to approximately $418,000 of equity-based awards that were issued as part of employment agreements entered into in connection with the transaction, which vest over three years.

4AC.     Reflects Pineapple’s and SUNation’s estimated additional transaction costs associated with the SUNation Acquisition, which include, among others, fees paid to financial, legal and accounting advisors and filing fees.

4AD.     Reflects interest and accretion expense on the Short-Term Note and Long-Term Note issued as part of the consideration of the SUNation Acquisition.

5.	Accounting Policies, Reclassifications, and Eliminations

In the preparation of these unaudited pro forma condensed combined financial statements, the Company identified certain reclassifications necessary to conform SUNation’s classification to Pineapple’s financial statement presentation. The following reclassification adjustments are reflected in the pro forma condensed combined statements of operations for the year ended December 31, 2021 and for the nine months ended September 30, 2022:

5AA.     Reflects the reclassification of sales commission expense from cost of sales in SUNation’s condensed combined statement of operations for the year ended December 31, 2021 to selling, general and administrative expenses to conform to Pineapple’s historical classification. SUNation’s condensed combined statement of operations for the nine months ended September 30, 2022 classifies these expenses within selling, general and administrative expenses.

5AB.     Reflects the reclassification of transaction costs from selling, general and administrative expenses in SUNation’s condensed combined statement of operations for the nine months ended September 30, 2022 to transaction costs to conform to Pineapple’s historical classification.

There were no intercompany transactions between Pineapple and SUNation that would require adjustment to these pro forma financial statements for any of the periods presented.